EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 24, 2026

To the Employee Benefit Administrative Committee of
The Northern Trust Company

We consent to the incorporation by reference in Registration Statement No. 333-212602 of Northern Trust Corporation on Form S-8 of our report dated June 24, 2026, appearing in this Annual Report on Form 11-K of The Northern Trust Company Thrift-Incentive Plan as of, and for the year ended, December 31, 2025.

/s/ GJC CPA’S & ADVISORS

Chicago, Illinois